Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 120 to the registration statement on Form N-1A (File No. 333-515) for the Putnam Retirement Income Fund Lifestyle 2, a series of the Putnam Funds Trust.

/s/ PricewaterhouseCoopers

Boston, Massachusetts
June 3, 2011